Prudential Investment Management, Inc. ("PIM")
           The Prudential Insurance Company of America ("Prudential")
               Each Prudential Affiliate under the Note Agreement
                          c/o Prudential Capital Group
                             Four Embarcadero Center
                                   Suite 2700
                         San Francisco, California 94111

                                                                    May 20, 2005

NORTHWEST PIPE COMPANY
200 SW Market Street, Suite 1800
Portland, Oregon 97201

      Re:   First Amendment to Note Agreement dated as of February 25, 2004

Ladies and Gentlemen:

      Reference is made to the Note Purchase and Private Shelf Agreement, dated as of February 25, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Agreement"), by and between Northwest Pipe Company, an Oregon corporation (the "Company"), on the one hand, and PIM, Prudential, and each Prudential Affiliate (as therein defined) that becomes bound by certain provisions thereof (together with PIM and Prudential and their respective successors and Transferees, collectively, the "Purchasers"), on the other hand. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Agreement (after giving effect to any amendments of such terms in this letter agreement).

      Pursuant to the request of the Company and the provisions of paragraph 11C of the Note Agreement, and subject to the terms and conditions of this letter agreement, the Purchasers hereby agree with the Company that the Note Agreement shall be amended as follows:

      1. Paragraph 1B is amended to delete the reference to "$25,000,000" and substitute the reference to "$45,000,000" therefor.

      2. Paragraph 2B(1) is amended to delete the reference to "$25,000,000" and substitute the reference to "$45,000,000" therefor.

      3. Paragraph 2B(2) is amended and restated, as follows:

                  "Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) May 20, 2008 (or if such day is not a Business Day, the Business Day next preceding such day) and (ii) the thirtieth day after PIM shall have given to the Company, or the Company shall have given to PIM, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period.""

      4. Paragraph 3A(3)(i) is amended to delete the paragraph and replace such paragraph with "INTENTIONALLY OMITTED."

Northwest Pipe Company
May 20, 2005
Page 2

      5. Paragraph 3A(3)(ii) is amended to delete the paragraph and replace such paragraph with "INTENTIONALLY OMITTED."

      6. Paragraph 5A is amended to delete the reference to "6A, 6C, 6D, 6F, 6G and 6H" in each of the final two paragraphs thereof and substitute the reference to "6A, 6C, 6D, 6F, 6G, 6H and 6K" therefor.

      7. Paragraph 5B(iii) is amended to delete the paragraph and replace such paragraph with "INTENTIONALLY OMITTED."

      8.    Paragraph 6A(1) is amended and restated, as follows:

            "(a) The Company will not, on the dates specified below, permit (a) the ratio of Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date, to be greater than the applicable amount set forth below:

            ====================================================================
                                Date                                    Ratio
            ====================================================================
             12/31/04                                                 3.45:1.00
            --------------------------------------------------------------------
             3/31/05 and on the last day of each fiscal quarter
             thereafter                                               3.25:1.00
            ====================================================================

            (b) The Company will not, at any time during any period specified below, other than the last day of any fiscal quarter, permit (a) the ratio of Consolidated Total Debt at such time to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company then most recently ended, to be greater than the amount set forth opposite such period:

            ====================================================================
                              Period                                    Ratio
            ====================================================================
             10/1/04-3/30/05                                          3.70:1.00
            --------------------------------------------------------------------
             4/1/05 and at all times thereafter                       3.55:1.00"
            ====================================================================

      9.    Paragraph 6A(3) is amended and restated, as follows:

            "The Company will not permit the Consolidated Fixed Charge Coverage Ratio calculated as of the end of each fiscal quarter set forth below to be less than the ratio set forth opposite such date:

            ====================================================================
                              Period                                    Ratio
            ====================================================================
             9/30/04 and 12/31/04                                     1.00:1.00
            --------------------------------------------------------------------
             3/31/05 and 6/30/05                                      1.20:1.00
            --------------------------------------------------------------------
             9/30/05 and 12/31/05                                     1.25:1.00
            --------------------------------------------------------------------
             3/31/06 and at the end of each fiscal quarter
             thereafter                                               1.35:1.00"
            ====================================================================

Northwest Pipe Company
May 20, 2005
Page 3

      10. Paragraph 6C is amended to delete the paragraph and replace such paragraph with "INTENTIONALLY OMITTED."

      11. Paragraph 6D(iii) is amended and restated, as follows:

                  "(iii) Debt secured by Purchase Money Liens; provided that the aggregate principal amount of such Debt (A) incurred during any year shall not exceed $3,000,000, and (B) shall not exceed $15,000,000 in the aggregate at any time;"

      12. Paragraph 6D(v) is amended and restated, as follows:"(v) Debt incurred under the Bank Credit Agreement and Guarantees of such Debt pursuant to the requirements thereof; provided that (a) the aggregate commitment amount thereunder and the aggregate principal amount of such Debt shall not, at any time, exceed $65,000,000, and
            (b) each obligor and lender thereof is party to, and such Debt is subject to, the terms of the Intercreditor Agreement;"

      13. Paragraph 6F is amended to delete existing clause (vii) and to replace such clause with new clauses (vii) and (viii), as follows:

                  "(vii) Investments in joint ventures; provided and for so long as no joint venture is engaged to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged as of May 20, 2005 and businesses reasonably related thereto or in furtherance thereof; and provided, further, that the aggregate original amount of such Investments does not exceed $7,000,000; and

                  (viii) other capital contributions, loans, advances and
            investments not to exceed $5,000,000 in the aggregate."

      14. Paragraph 6H is amended to delete the paragraph and replace such paragraph with "INTENTIONALLY OMITTED."

      15. Paragraph 6K is amended and restated, as follows:

            "The Company will not permit the Asset Coverage Ratio, measured on the last day of each fiscal quarter of the Company, to be less than 1.00:1.00. If the Company is out of compliance with this covenant, the Company may cure the resulting default by repaying Indebtedness of the Company within two Business Days of learning of such non-compliance in an amount at least sufficient to bring itself into compliance with this covenant (assuming that such amount repaid had been in fact repaid on the applicable date of measurement of this covenant)."

      16. Paragraph 6L is amended to delete the words "Consolidated Tangible Net Worth" and substitute therefor the words "consolidated total assets of the Company and its Subsidiaries".

Northwest Pipe Company
May 20, 2005
Page 4

      17. The definitions for the following terms contained in paragraph 10(B) are amended and restated, as follows:

                  ""Bank" shall mean Bank of America, N.A. or such other
            financial institution(s) from time to time party to the Bank Credit Agreement acting in the capacity as lender thereunder."

                  ""Bank Credit Agreement" shall mean that certain Credit
            Agreement, dated as of May 20, 2005, by and between the Company and the Bank, or any renewal, refinancing, refunding or replacement thereof; provided that, following any such renewal, refinancing, refunding or replacement (i) the aggregate commitment amount and the aggregate principal amount of Debt of the Company and its Subsidiaries thereunder does not exceed $65,000,000, and (ii) such Debt is subject to the terms of the Intercreditor Agreement, as any of the foregoing may be amended, supplemented or otherwise modified from time to time."

                  ""Collateral Agent" shall mean Bank of America, N.A., in its capacity as collateral agent for the holders of the Notes, the Existing Noteholders and the Bank."

                  ""Consolidated EBITDA" shall mean, for any period of
            determination, net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period as determined in accordance with GAAP, plus, to the extent deducted in the calculation thereof, (i) consolidated interest expense, (ii) consolidated depreciation and amortization expense, (iii) consolidated income tax expense of the Company and its Subsidiaries and (iv) noncash expenses relating to stock options. Consolidated EBITDA shall not include (a) extraordinary gains; (b) expenses of up to $1,500,000 arising from the sale of the Company's Riverside, California facility and the consolidation of those operations with its Adelanto, California facility and incurred within 12 months of the sale, so long as the net proceeds received by the Company from such sale equal or exceed the amount of such expenses; (c) any gains resulting from the sale or other disposition of capital assets (other than gains on sales related to the sale-leaseback of equipment or assets sold in the ordinary course of business); (d) undistributed earnings of non-Subsidiary investments; (e) gains arising from changes in accounting principals; (f) gains arising from the write-up of assets (except in the normal course of business related to accounting reconciliation); (g) any gains resulting from the early retirement or extinguishment of Debt; and (h) any earnings of a Foreign Subsidiary of the Company to the extent that such Foreign Subsidiary is not at the time permitted, whether by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Foreign Subsidiary to convert such earnings into United States currency or repatriate such earnings to the Company or any other Domestic Subsidiary which is the parent corporation of such Foreign Subsidiary. Notwithstanding anything to the contrary herein, if the Company or a Subsidiary divests itself of a Subsidiary or a business unit (it being understood and agreed that the sale of real property no longer used or useful in the ongoing operations shall not be deemed to constitute the sale of a business unit) or acquires a Person that becomes a Subsidiary or a group of assets constituting a business unit, in either case during the relevant period of

Northwest Pipe Company
May 20, 2005
Page 5

            computation for Consolidated EBITDA, then, solely for purpose of determining Consolidated EBITDA, such divestiture or acquisition will be deemed to have been consummated on the first day of the relevant period of computation; provided that Consolidated EBITDA shall include the operating results of such a Person or business unit prior to the date of its acquisition only if such operating results are based on audited financial statements, pro forma financial reporting for acquisitions or divestitures in accordance with the requirements of the SEC, or financial statements that are otherwise reasonably satisfactory to the Required Holders. Unless provided otherwise, Consolidated EBITDA shall be calculated at any time of determination for the four consecutive fiscal quarters ended immediately prior to such time."

                  ""Consolidated Fixed Charges" shall mean in respect of the
            Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, the sum of (a) consolidated interest expense for the period of four consecutive fiscal quarters ended on the date of determination, plus (b) consolidated current maturities of long-term debt (including Capitalized Lease Obligations) as set forth on the Company's balance sheet on the date of determination, plus (c) Lease Rentals for the fiscal quarter of the Company ended on the date of determination, multiplied by 4."

                  ""Intercreditor Agreement" shall mean the Amended and Restated
            Intercreditor and Collateral Agency Agreement, dated as of May 20, 2005, by and among the Collateral Agent, PIM, the holders from time to time of the Notes, the Existing Noteholders, the Bank, the Credit Parties and each of the other parties signatory thereto, in the form of Exhibit G hereto (as amended, supplemented or otherwise modified from time to time)."

                  ""Security Agreement" shall mean the Second Amended and
            Restated Security Agreement, dated as of May 26, 2005, by and between the Credit Parties, as grantors, and the Collateral Agent, as secured party for the benefit of the Bank, the Existing Noteholders, PIM and the holders from time to time of the Notes, in the form of Exhibit H hereto (as amended, supplemented or otherwise modified from time to time)."

      18. The following defined terms are added to paragraph 10(B) in their proper alphabetical order:

                  ""Administrative Agent" shall mean Bank of America, N.A., in its capacity as administrative agent under the Bank Credit Agreement and the other Loan Documents (as defined in the Bank Credit Agreement)."

                  ""Asset Coverage Ratio" shall mean the ratio of (i) the sum of
            (a) 85% of Eligible Accounts Receivable plus (b) 60% of Eligible Inventory plus (c) 30% of Eligible Property, Plant and Equipment to
            (ii) Consolidated Total Debt."

                  ""Eligible Accounts Receivable" shall mean, as at the date of determination, trade accounts created in the ordinary course of the Company's business, upon which the Company's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, other than the obligation to provide future

Northwest Pipe Company
May 20, 2005
Page 6

            deliveries under phased purchase contracts, and in which the Collateral Agent has a perfected security interest of first priority, and shall not include, unless agreed to by the Administrative Agent in writing and in advance:

                  (a) any account which is more than 120 days past due, except with respect to any account for which the Company has provided extended payment terms not to exceed 180 days and any such extended payment account is more than 30 days past due;

                  (b) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                  (c) any account which represents an obligation of the United
            States government or any agency of the United States (except accounts which represent obligations of the United States government for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to the satisfaction of the Administrative Agent);

                  (d) any account which represents an obligation of an account debtor located in a foreign country other than an account debtor located in the Canadian provinces of Alberta, British Columbia, Manitoba, Ontario, Saskatchewan, the Yukon Territory, or other jurisdiction approved in advance and in writing by the Administrative Agent, as long as, in the Administrative Agent's determination, such Canadian or other jurisdictions recognize the Collateral Agent's first priority security interest in and right to collect such account as a consequence of any security agreements and UCC filings in favor of the Collateral Agent or the Company has obtained a letter of credit or foreign receivable insurance in form and substance satisfactory to the Administrative Agent;

                  (e) any account, which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of the Company;

                  (f) that portion of any account which represents retention rights on the part of the account debtor;

                  (g) that portion of any account from an account debtor which represents the amount by which the Company's total accounts from said account debtor exceeds twenty-five percent (25%) of the Company's total accounts; and

                  (h) any account deemed ineligible by the Administrative Agent when the Administrative Agent, in its sole discretion, deems the creditworthiness or financial condition of the account debtor to be unsatisfactory."

                  ""Eligible Inventory" shall mean, as at the date of
            determination, inventory acquired or manufactured in the ordinary course of the Company's business and in which the Collateral Agent

Northwest Pipe Company
May 20, 2005
Page 7

            has a perfected security interest of first priority and shall be inclusive of costs and estimated earnings in excess of billings on uncompleted contracts, but shall not include:

                  (a) work in process and inventory that is obsolete, unsaleable or damaged;

                  (b) parts and supplies;

                  (c) propane tank inventory that is not accounted for at any specific United States location; or

                  (d) any inventory not located in the United States."

                  ""Eligible Property, Plant and Equipment" shall mean the
            Company's net property, plant and equipment, other than real property, at book value in accordance with GAAP, in which the Collateral Agent has a perfected security interest or Lien of first priority, less any of such property not located in the United States and less any rolling stock. Eligible Property, Plant and Equipment shall also include the Company's real property at book value in accordance with GAAP located in the United States, even if the Collateral Agent does not have a Lien on it, so long as such real property is not subject to any Lien other than a Lien described in clauses (i), (iii), (v) or (ix) of paragraph 6E."

      19. The defined terms "Borrowing Certificate" and "Capital Expenditures" are deleted from paragraph 10B.

      20. Exhibit G to the Note Agreement (Form of Intercreditor Agreement) is hereby amended and restated in the form of Exhibit A attached hereto.

      21. Exhibit H to the Note Agreement (Form of Security Agreement) is hereby amended and restated in the form of Exhibit B attached hereto.

      22. The Company and the Purchasers hereby acknowledge that, after giving effect to the amendments in this letter agreement, the Available Facility Amount (as defined in paragraph 2B(1) of the Note Agreement) is $20,000,000.

      Each of the amendments set forth in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Note Agreement or any other document related to the Note Agreement or (b) a consent to any future amendment, consent or waiver. Except as expressly set forth in this letter, the Note Agreement and the documents related to the Note Agreement shall continue in full force and effect.

      The Company hereby represents and warrants as follows (both before and after giving effect to the effectiveness of this letter agreement): (i) no Event of Default has occurred and is continuing (or would result from the transactions contemplated by this letter agreement); (ii) the Company's execution, delivery and performance of each of the Note Agreement, as modified by this letter agreement, the Intercreditor Agreement and the Security Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action

Northwest Pipe Company
May 20, 2005
Page 8

by, any Person (including any governmental authority) in order to be effective and enforceable; (iii) each of the Note Agreement, as modified by this letter agreement, the Intercreditor Agreement and the Security Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity; and (iv) each of the representations and warranties set forth in paragraph 8 of the Note Agreement is true, correct and complete as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete as of such other date).

      This letter agreement shall become effective on the date on which: (i) the Purchasers shall have received a fully executed and delivered counterpart of this letter agreement executed by the Company; (ii) the Purchasers shall have received a fully executed and delivered copy of each of the Bank Credit Agreement, the Intercreditor Agreement and the Security Agreement, with each of the foregoing in form and substance satisfactory to the Purchasers, and each of the conditions precedent in the Bank Credit Agreement shall have been previously or concurrently satisfied; (iii) the Purchasers shall have received evidence satisfactory to them that all actions necessary to perfect (and maintain perfection of) the Liens of the Collateral Agent in the Collateral shall have been taken in accordance with the terms of the Collateral Documents; (iv) the Purchasers shall have received a copy of a certificate of insurance from an independent insurance broker, dated as of or near the date hereof, identifying the insurers, types of insurance, insurance limits, policy terms, and otherwise confirming that insurance has been obtained in accordance with the provisions of the Transaction documents, together with evidence satisfactory to the Purchasers that the Collateral Agent has been named loss payee (on Form 438 BFU or a similar form) with respect to the property insurance and an "additional insured" with respect to the general liability insurance; (v) the Purchasers shall have received fully executed and delivered amendments to each of the Existing Note Agreements, with each of the foregoing in form and substance satisfactory to the Purchasers, and each of the conditions precedent in such amendments shall have been previously or concurrently satisfied; (vi) the Company shall have paid to, or as directed by, PIM in immediately available funds an amendment fee of $100,000; and (vii) the Company shall have paid Bingham McCutchen LLP in immediately available funds its accrued and unpaid legal fees and expenses.

      This document may be executed in multiple counterparts, which together shall constitute a single document.

      If you are in agreement with the foregoing, please sign the enclosed counterpart of this letter in the space indicated below and return it to the Purchasers at the above address whereupon, subject to the conditions expressed herein, it shall become a binding agreement between the Company, on the one hand, and the Purchasers, on the other hand.

                                      Sincerely,

                                      PURCHASERS

                                      PRUDENTIAL INVESTMENT MANAGEMENT, INC.

                                      By:    /s/ Mitchell W. Reed
                                             -------------------------------
                                      Title: Vice President


                                      THE PRUDENTIAL INSURANCE COMPANY OF
                                      AMERICA

                                      By:    /s/ Mitchell W. Reed
                                             -------------------------------
                                      Title: Vice President


                                      PRUDENTIAL RETIREMENT INSURANCE AND
                                      ANNUITY COMPANY

                                      By:  PRUDENTIAL INVESTMENT MANAGEMENT,
                                           INC., AS INVESTMENT MANAGER

                                      By:    /s/ Mitchell W. Reed
                                             -------------------------------
                                      Title: Vice President

Accepted and agreed to as of the date first appearing above:

NORTHWEST PIPE COMPANY,
an Oregon corporation


By: /s/ Brian W. Dunham
    ----------------------------------------
Name:  Brian W. Dunham
Title: President and Chief Executive Officer

                                    Exhibit A

                                    EXHIBIT G

                        [FORM OF INTERCREDITOR AGREEMENT]

                                 To be inserted.

                                    Exhibit B

                                    EXHIBIT H

                          [FORM OF SECURITY AGREEMENT]

                                 To be inserted.